EXHIBIT 99.2

                              DEVELOPMENT AGREEMENT

This DEVELOPMENT AGREEMENT ("AGREEMENT"), effective as of September 6, 2001, by and between Canon Inc., a Japanese corporation having its principal place of business at 30-2, Shimomaruko 3-chome, Ohta-ku, Tokyo 146-8501, Japan ("CANON") and Zygo Corporation, a Delaware corporation having its principal place of business at 21 Laurel Brook Road, P.O. Box 448, Middlefield, Connecticut 06455-0448, U.S.A. ("ZYGO"), each sometimes referred to hereinafter as a "PARTY" and jointly as the "PARTIES" to this AGREEMENT,

                                   WITNESSETH:

WHEREAS, CANON has been engaged in the design, development, manufacture and sales of certain lithography tools such as steppers, scanners and aligners;

WHEREAS, ZYGO has expertise in the field of interferometric metrology;

WHEREAS, CANON and ZYGO have entered into the NON-DISCLOSURE AGREEMENT as of June 6, 2001 under which the PARTIES have disclosed their information of a confidential nature with each other and have been continuing feasibility studies for cooperation in the development of certain interferometers; and

WHEREAS, CANON and ZYGO have mutual interests in cooperatively developing said interferometers;

NOW, THEREFORE in consideration of the premises and the covenants herein contained, the PARTIES agree as follows:

ARTICLE 1. DEFINITIONS

1.1 The term "TARGET PRODUCT" as used herein shall mean the following products:

      (1) A figure measurement machine identified by the Parties as "Machine 1" specified in EXHIBIT A attached hereto and of which fundamental specifications and requirement are specified in EXHIBIT A attached hereto; and which machine fully meets the PHASE 1 FINAL SPECIFICATIONS (as defined in Section 1.4 below) ("PHASE 1 TARGET PRODUCT"); and

      (2) an interferometerery unit specified in EXHIBIT A to be developed; and which fully meets the PHASE 2 FINAL SPECIFICATIONS (as defined in Section 1.4 below) ("PHASE 2 TARGET PRODUCT").

1.2 The term "PROJECT" as used herein shall mean all the works to be performed by both PARTIES pursuant hereto in designing, developing, making and evaluating the TARGET PRODUCT. PROJECT shall be consisting of PHASE 1, for model concept and proof of principle ("Step 1 of PHASE 1") and development of the PHASE 1 TARGET PRODUCT ("Step 2 of PHASE 1"), and PHASE 2, for development of the PHASE 2

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      TARGET PRODUCT; and of which details are fully described in EXHIBIT A attached hereto.

1.3 The term "DRAFT SPECIFICATIONS" as used herein shall mean the preliminary specifications of each of the PHASE 1 TARGET PRODUCT and the PHASE 2 TARGET PRODUCT (respectively, "PHASE 1 DRAFT SPECIFICATIONS" and "PHASE 2 DRAFT SPECIFICATIONS") which are provided by CANON under PHASE 1 and PHASE 2 of the PROJECT. The DRAFT SPECIFICATIONS shall be expressly included in the Confidential Information (as defined in EXHIBIT C attached hereto) of CANON.

1.4 The term "FINAL SPECIFICATIONS" as used herein shall mean the definitive and finalized specifications of each of the PHASE 1 TARGET PRODUCT and the PHASE 2 TARGET PRODUCT (respectively, "PHASE 1 FINAL SPECIFICATIONS" and "PHASE 2 FINAL SPECIFICATIONS") which are initially proposed by ZYGO based upon the DRAFT SPECIFICATIONS, evaluated by the PARTIES and finally agreed upon by both PARTIES in writing under the PROJECT. The FINAL SPECIFICATIONS shall be included in the RESULTS.

1.5 The term "RESULTS" as used herein shall mean any and all results obtained by a PARTY or the PARTIES through performance of the PROJECT, including without limitation, working samples, prototypes and drawings of the TARGET PRODUCT and related technology, knowledge and know-how obtained through performance of the PROJECT. The term "RESULTS" shall expressly include the FINAL SPECIFICATIONS, TARGET PRODUCT, DELIVERABLES and INVENTION.

1.6 The term "DELIVERABLES" as used herein shall mean the items to be delivered by either PARTY to the other PARTY under Step 1 of the PHASE 1 of the PROJECT ("PHASE 1 Step 1 DELIVERABLES"), Step 2 of the PHASE 1 of the PROJECT ("PHASE 1 Step 2 DELIVERABLES"), or PHASE 2 of the PROJECT ("PHASE 2 DELIVERABLES") and which are specified in EXHIBIT A attached hereto.

1.7 The term "INVENTION" as used herein shall mean any and all inventions, discoveries, improvements, designs, ideas or other creations, whether or not protectable through patent, utility model, copyright, trade secret, mask work right or other intellectual property rights, which are conceived, developed, reduced to practice or acquired solely by a PARTY or jointly by the PARTIES during the term of this AGREEMENT specifically while performing work in carrying out the PROJECT.

1.8   The term "EFFECTIVE DATE" shall mean September 6, 2001.

ARTICLE 2. PERFORMANCE OF THE PROJECT

2.1 At the commencement of the PROJECT, both PARTIES hereby expressly acknowledge that both PARTIES are uncertain whether the PARTIES will complete the PROJECT and achieve the results of the PROJECT.

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2.2   ZYGO and CANON shall use their good faith effort to carry out the PROJECT in accordance with the following schedule.

      PHASE 1: Step 1 - Model Concept (Design Proof on paper):
                        From 2001/4Q
                        (note: this date excludes the development plans for PHASE 2 TARGET PRODUCT, which is 2003/4Q)

               Step 2 - Development of PHASE 1 TARGET PRODUCT:
                        To 2003/4Q

      PHASE 2: The PARTIES shall separately agreed upon the schedule during their performance of PHASE 1 of the PROJECT.

      A working team shall be formed in ZYGO for carrying out the PROJECT. CANON agrees to cooperate with ZYGO in ZYGO's performance of the PROJECT. Outline of the work to be performed by respective PARTIES is described in EXHIBIT A attached hereto.

2.3 The PARTIES acknowledge that each PARTY agrees to deliver to the other PARTY the DELIVERABLES as specified in EXHIBIT A attached hereto under Step 1 of PHASE 1 of the PROJECT, Step 2 of PHASE 1 of the PROJECT, PHASE 2 of the PROJECT, respectively.

2.4 The PARTIES agree to have periodical and occasional discussions for exchanging information relating to the PROJECT in order to accelerate the progress of the PROJECT.

2.5 Each PARTY shall provide the other PARTY with the RESULTS obtained through the performance of the PROJECT promptly after such RESULTS have been obtained. Except as expressly provided in Article 3 hereof, ZYGO shall not provide, deliver or transfer its RESULT to any third party other than CANON during the term of the PROJECT.

2.6 PHASE 1 of the PROJECT shall be deemed successfully completed when CANON determines to enter into PHASE 2 of the PROJECT after its evaluation of all the PHASE 1 (Step 1 and Step 2) DELIVERABLES of ZYGO. In the event CANON determines not to enter into PHASE 2 of the PROJECT after its evaluation of all the PHASE 1 (Step 1 and Step 2) DELIVERABLES of ZYGO, CANON shall have the right to terminate the PROJECT and enforce its rights under Section 6.6 below. In addition to the foregoing, CANON shall have the right to inspect the PHASE 1 (Step 2) DELIVERABLES of ZYGO to determine whether they meet the PHASE 1 FINAL SPECIFICATIONS. In the event the PHASE 1 (Step 2) DELIVERABLES fail to meet the PHASE 1 FINAL SPECIFICATIONS, CANON shall have the right to have ZYGO modify such PHASE 1 (Step 2) DELIVERABLES of ZYGO so that they meet the PHASE 1 FINAL SPECIFICATIONS. The foregoing procedure shall be performed until CANON accepts all PHASE 1 (Step 2) DELIVERABLES. In the event CANON accept the PHASE 1

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      (Step 2) DELIVERABLES of ZYGO, such DELIVERABLES shall be deemed to be the
      PHASE 1 TARGET PRODUCT.

      PHASE 2 of the PROJECT shall be deemed completed when CANON accept the PHASE 2 DELIVERABLES of ZYGO as the PHASE 2 TARGET PRODUCT which fully meets the PHASE 2 FINAL SPECIFICATIONS. In the event CANON does not accept the PHASE 2 DELIVERABLES of ZYGO as PHASE 2 TARGET PRODUCT, CANON shall have the right to terminate the PROJECT and enforce its rights under
      Section 6.6 below, provided that CANON's sole ground for such non-acceptance of the PHASE 2 DELIVERABLES of ZYGO shall be such ZYGO's PHASE 2 DELIVERABLES' non-compliance with the PHASE 2 FINAL SPECIFICATIONS. In the event CANON accept the PHASE 2 DELIVERABLES of ZYGO, such DELIVERABLES shall be deemed to be the PHASE 2 TARGET PRODUCT. The term of the PROJECT shall be from the EFFECTIVE DATE to the date of CANON's notification of the acceptance of the PHASE 2 DELIVERABLES of ZYGO, unless otherwise sooner terminated under this AGREEMENT.

      Notwithstanding the foregoing, in the event CANON decides to adopt any PHASE 1 (Step 2) DELIVERABLES or PHASE 2 DELIVERABLES having any non-compliance with the FINAL SPECIFICATIONS as a commercial level product and notify ZYGO of its intent so in writing, such DELIVERABLES shall be deemed to be a premature commercial level TARGET PRODUCT ("PREMATURE TARGET PRODUCT") and Section 6.1 shall apply to such PREMATURE TARGET PRODUCT as if it were named in the place of the TARGET PRODUCT and ZYGO shall make all necessary assistance to CANON so that CANON can commercially use such PREMATURE TARGET PRODUCT; provided, however, that such adoption of PREMATURE TARGET PRODUCT shall not relieve ZYGO from any of its obligations under this AGREEMENT, including without limitation, its obligation to modify such DELIVERABLES to meet the FINAL SPECIFICATIONS pursuant to the procedure set forth herein.

2.7 In addition to the foregoing, CANON shall have the right to terminate the PROJECT at any time with or without cause. Upon such termination which has occurred solely for CANON's reasons, CANON agrees to pay ZYGO on timing separately agreed upon by the PARTIES the actual costs incurred by ZYGO solely from its performance of the PHASE 1 of the PROJECT by the time of such termination and not paid by CANON to ZYGO, plus costs solely arising out of the occurrence of such termination (e.g., cancellation fee for outside materials, orders and services); provided, however, that ZYGO shall promptly provide written documentation which sufficiently specifies details of the costs and proves the correctness of the calculation of the amount of such costs and CANON agreed it is reasonable costs of such termination. The total amount of the fee to be paid to ZYGO for each Step 1 and Step 2 of PHASE 1 of the PROJECT pursuant to this AGREEMENT shall not exceed Seven Million and Eight Hundred Ninety Thousand U.S. Dollars (US$7,890,000) for Step 1 Phase 1 and Twenty One Million and Eight Hundred Thousand US Dollars (US$21,800,000) for Step 2 of Phase 1 except as contemplated by Section 4.1.3 (3).

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ARTICLE 3. SUBCONTRACT

3.1 ZYGO may assign any of its task under the PROJECT to its subcontractor subject to the prior written consent of CANON and disclose Confidential Information (as defined in the EXHIBIT C) of CANON to such subcontractor only for the purpose of carrying out such task, subject to terms and conditions of this AGREEMENT (including without limitation, confidentiality) and subject further to CANON's prior written consent thereto.

3.2 In the event that ZYGO assigns its task of the PROJECT to its subcontractor, ZYGO shall execute a written agreement with such subcontractor which at least sets forth:

      (a) all rights, titles and interests in and to all materials, devices, notebooks, documents and other items made by such subcontractor in carrying out such task, and all inventions, discoveries, improvements, designs, ideas, technical data, devices, steps, works, software, equipment or other creations, whether or not protectable or protected through patent, utility model, copyright, trade secret, mask works or other intellectual property rights, which are conceived, developed, reduced to practice or acquired by such subcontractor in carrying out such task (the "SUBCONTRACTOR RESULTS") shall be assigned and transferred to ZYGO so that they shall be treated under the terms and conditions of this AGREEMENT; and

      (b) such subcontractor shall bear the same confidentiality obligations and other restrictions as set forth in this AGREEMENT with respect to the Confidential Information (as defined in EXHIBIT C) of CANON and the SUBCONTRACTOR RESULTS, provided that section 1-(2) of EXHIBIT C shall not apply to the SUBCONTRACTOR as to Confidential Information of CANON and the SUBCONTRACTOR RESULTS.

3.3 All activities and works performed by such subcontractor shall be considered to be performed by ZYGO for the purpose hereof, and the foregoing permission to assign its task of the PROJECT to subcontractors shall not relieve ZYGO from performing hereunder.

3.4 In the event that ZYGO assigns any of its task under the PROJECT to its subcontractor under terms and conditions different from Sections 3.1 through 3.3 above, both Parties shall clarify and agree to the different or additional terms and conditions in writing.

ARTICLE 4. DEVELOPMENT FEE

4.1   As to the PHASE 1 of the PROJECT,

      4.1.1 CANON shall bear all its costs and expenses incurred by itself relating to its performance of the PROJECT.

      4.1.2 In full and complete consideration of Step 1 of PHASE 1 of the PROJECT performed by ZYGO hereunder, including without limitation, the costs of the

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            PHASE 1 (Step 1) DELIVERABLES of ZYGO, CANON agrees to pay to ZYGO
            Seven Million Eight Hundred and Ninety Thousand U.S. Dollars (US$7,890,000) provided however that CANON shall not be required to pay to ZYGO the amount of Six Hundred and Ninety Nine Thousand Four Hundred Fifty Eight U.S. Dollars (US$699,458) which has been paid by CANON to ZYGO as part of the cost for the Step 1 of PHASE 1 of the Project as of the execution date hereof pursuant to the Letter of Intent dated June 7, 2002. Therefore, after the Execution date hereof, CANON shall pay the balance, Seven Million One Hundred Ninety Thousand Five Hundred and Forty Two U.S. Dollars (US$7,190,542) for the Step 1 of PHASE 1 of the PROJECT in accordance with the following payment schedule subject to ZYGO's issuance of the invoice prior to each payment due date:

            (i) Three Million Eight Hundred Thousand Five Hundred and Forty Two US Dollars (US$3,800,542) within thirty (30) days of CANON's receipt of a fully executed original copy of this AGREEMENT;

            (ii) One Million and Five Hundred Thousand US Dollars (US$1,500,000) by October 30, 2002; and

            (iii) One Million and Eight Hundred Ninety Thousand US Dollars
                  (US$1,890,000) within thirty (30) days of CANON's final decision (acceptance or non-acceptance) with respect to Step 1 of the PHASE 1 of the PROJECT pursuant to Section 2.6.

      4.1.3 In full and complete consideration of Step 2 of PHASE 1 of the PROJECT performed by ZYGO hereunder, including without limitation, the costs of the PHASE 1 (Step 2) DELIVERABLES of ZYGO, CANON agrees to pay ZYGO on a monthly basis the development cost incurred by ZYGO solely from its performance of Step 2 of the PHASE 1 of the PROJECT after August 1, 2002 subject to the following subsections (1) through (3) hereof. The material cost includes the fees paid by ZYGO to subcontractors and consultants and shall include an overhead rate of 10%. The general and administrative rate will be 16.3% applied to all cost incurred by ZYGO under the contract. ZYGO shall use its best effort to break down the development cost to the following items: labor cost (including those of the subcontractors) with work hours and overhead thereof; cost of materials and overhead thereof; and general and administrative expense solely allocated to the Step 2 of the PHASE 1 of the PROJECT. In principle, the labor cost shall be calculated by the following formula.

            The hourly rate for each engineer who performs the Step 2 of PHASE 1 of the PROJECT (the "ENGINEER")

                                        x

            Hours of performance of the Step 2 of PHASE 1 of the PROJECT (expressly excluding the hours of the work other than Step 2 of PHASE 1 of the PROJECT) in a month

            (1) Within five (5) days of the end of each month until the completion of the Step 2 of the PHASE 1 of the PROJECT, ZYGO shall submit an invoice,

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                  which includes the breakdown identifying the costs of the
                  materials of the PHASE 1 TARGET PRODUCT. The Invoice shall be made and submitted by ZYGO in accordance with the forms attached hereto as the EXHIBIT E. CANON pays for each invoice within thirty (30) days of the receipt thereof; provided, however, that CANON may suspend the payment if CANON has reasonable doubt in the correctness of the development cost and in such event ZYGO shall provide CANON with documentation which sufficiently proves the correctness thereof.

            (2) In no event aggregated amount of the development cost paid by CANON to ZYGO for the Step 2 of the PHASE 1 of the PROJECT hereunder shall exceed Twenty One Million Eight Hundred Thousand US Dollars (US$21,800,000).

            (3) If ZYGO believes the estimated total cost of the Step 2 of PHASE 1 of the PROJECT will exceed the amount set forth in subsection (2) of this Section 4.1.3 above or If ZYGO believes the actual cost for Step 1 of PHASE 1 will exceed the total amount set forth in Section 4.1.2 hereof, ZYGO shall promptly notify CANON, and ZYGO and CANON will enter into a good faith discussion. If CANON and ZYGO are unable to agree on a contract price adjustment, this AGREEMENT can be terminated by either PARTY without liability to either PARTY except for the remedies under Section 2.7 and 6.6 which will take effect.

4.2 As to the PHASE 2 of the PROJECT, the PARTIES shall separately agree upon in writing the payment conditions for the PHASE 2 of the PROJECT during the period of the PHASE 1 of the PROJECT.

4.3 The PARTIES hereby expressly acknowledge that CANON shall have no liability and obligation to pay any consideration or fee to ZYGO for the PHASE 1 of the PROJECT except as expressly provided in Sections 4.1.2 and
      4.1.3 above. Notwithstanding anything contained herein to the contrary, in the event this AGREEMENT is sooner terminated pursuant to Sections 2.6, 2.7, 10.2 or 10.3, CANON shall be under no obligation of paying any compensation or fee to ZYGO after such termination, except as expressly provided in Section 2.7.

4.4.1 As to the payment of the Step 1 of the PHASE 1 of the PROJECT, certain reasonable period before the payment date of each installment of the payments, ZYGO shall provide CANON with an invoice which is necessary to prove that all of the payment to be made by CANON to ZYGO pursuant to
      Section 4.1.2 above will be used only for the performance of the Step 1 of the PHASE 1 of the PROJECT. The form of the invoice shall be attached hereto as EXHIBIT E. In the event both PARTIES proceed to the PHASE 2 of the PROJECT pursuant to Section 2.6 above, ZYGO shall provide the report in the same manner as set forth herein for the PHASE 2 of the PROJECT on timing separately agreed upon by the PARTIES prior to the first payment thereof.

4.4.2 As to the payment of the Step 2 of the PHASE 1 of the PROJECT, ZYGO shall provide the invoice set forth in Section 4.1.3 (1) so that it can sufficiently prove that the amount

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      of the development cost specified in the invoice was consumed solely for the performance of the Step 2 of the PHASE 1 of the PROJECT.

4.5 For customs purposes, in the event ZYGO delivers the RESULTS to CANON hereunder, ZYGO shall accompany the RESULTS with an invoice specifying actual costs and expenses for each of the RESULTS.

4.6 Payments made by CANON under this AGREEMENT shall be made to ZYGO by wire transfer to the following bank account:

            (Bank Name)          Fleet National Bank
            (Branch Name)        Fleet National Bank, New York
            (Bank Address)       ABA No. 021300019
            (Telex No.)          221086
            (Account Number)     93691635

ARTICLE 5. CONFIDENTIALITY

      The PARTIES hereby agrees that any and all information of a confidential and proprietary nature to be disclosed from either PARTY to the other PARTY under the PROJECT shall be treated in accordance with the terms set forth in EXHIBIT C attached hereto.

ARTICLE 6. OWNERSHIP

6.1 Any and all RESULTS shall be jointly vested in the both PARTIES, and subject to Sections 6.2 through 6.7 and Article 7 below, each PARTY is free to use and utilize any and all RESULTS without restriction. Notwithstanding anything contained herein to the contrary, any and all right, title and interest in and to any sample of the TARGET PRODUCT shall be solely vested in CANON, and ZYGO shall expressly agree that CANON can freely use, sell or otherwise dispose of such samples of the TARGET PRODUCT without any restriction, in all instances to be used by CANON or a third party solely for their intended use; provided, that the third party shall not acquire any intellectual property rights, or rights to any Confidential Information from ZYGO as a result of the use, sale or disposition of any such samples.

6.2 Notwithstanding Section 6.1 above, any and all applications for patents and utility models for any INVENTION made solely by one PARTY through performance of the PROJECT, and any and all patents and utility models issued on or registered from applications for such INVENTION shall be solely vested in such inventing PARTY subject to Sections 6.6, 6.7 and 7.4 below.

6.3 Any and all applications for patents and utility models for any INVENTION made jointly by the both PARTIES through performance of the PROJECT, and any and all patents and utility models issued on or registered from applications for such INVENTION shall be jointly vested in and owned equally by the both PARTIES. The PARTIES agree to enter into discussions for the filing, prosecution and maintenance of such application and

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      patents and utility models jointly owned by the PARTIES, and any cost and expense required for such filing, prosecution and maintenance shall be equally borne by the PARTIES. With respect to such jointly owned patents and utility models including applications therefor, each joint owner PARTY may, without the other joint owner PARTY's consent and without any compensation to the other joint owner PARTY, exercise and practice any rights thereunder by itself, and may grant a non-exclusive license thereunder to one or more third parties in any country of the world. License fees, royalties or other consideration obtained under such license grant, if any, shall vest in the PARTY who granted such license. Each joint owner PARTY shall have the right to make improvements based on such jointly owned patents and utility models including applications therefor as well as the INVENTION, and all rights and interests in and titles to such improvements shall be wholly and solely vested in such joint owner PARTY who made the improvements.

6.4 If ZYGO does not desire to file, prosecute, or maintain such application and patents and utility models set forth in Sections 6.2 and 6.3 above, then ZYGO shall, at no charge, convey, assign, transfer and deliver to CANON all of its rights, titles and interests in and to such patents and utility models, together with the right to further sell, convey, assign, transfer or license such patents and utility models, or any part thereof, to any entities in the world. CANON may file such application at its sole expense and in its own name as the sole owner, and ZYGO shall have no right whatsoever with respect to such application and patents and utility models. In any case, ZYGO shall reasonably cooperate in such filing at its own expense.

6.5 Notwithstanding anything herein contained to the contrary, if it is necessary to pay any compensation to any employee who makes an INVENTION, the PARTY who employs such employee shall be solely liable and responsible for such compensation.

6.6 In the event (i) CANON determines not to enter into PHASE 2 of the PROJECT after its evaluation of all the PHASE 1 (Step 1 and Step 2) DELIVERABLES of ZYGO as set forth in Section 2.6 hereof, or (ii) CANON does not accept the PHASE 2 DELIVERABLES as the TARGET PRODUCT as set forth in Section 2.6 hereof, CANON shall have the right to develop, have developed, use, manufacture and have manufactured whole or portion of the TARGET PRODUCT and the DERIVATIVES with use of the RESULTS and under any and all applications for patents and utility models of ZYGO made pursuant to
      Section 6.2 above, any and all patents and utility models issued or registered from such applications, any and all ZYGO's preexisting intellectual property rights applicable to the TARGET PRODUCT and the DERIVATIVES with use of the RESULTS, and/or Confidential Information of ZYGO, without any payment to ZYGO; but in all cases, only to the extent any such DERIVATIVES are used solely for the same purpose and intended use as that of the TARGET PRODUCT. For the purpose of this AGREEMENT, the term "DERIVATIVES" shall mean any successor product of the TARGET PRODUCT. In such event, CANON may disclose Confidential Information through a confidentiality agreement to the extent it is necessary to manufacture the TARGET PRODUCT or the DERIVATIVES. That terms and conditions of the confidentiality agreement should be

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      reasonably acceptable to ZYGO. ZYGO shall grant to CANON a non-exclusive, royalty-free, payment-free license for CANON to exercise the right set forth in this Section 6.6; provided, however, that such license with respect to the patent rights issued on any applications which was filed by ZYGO before the EFFECTIVE DATE ("ZYGO PREEXISTING PATENTS") shall be royalty-bearing and CANON agrees to pay reasonable royalty to ZYGO for such license under the ZYGO PREEXISTING PATENTS, provided further that such limitation under this Section 6.6 with respect to the Confidential Information of ZYGO shall be effective for five (5) years from the date of disclosure of the Confidential Information. Detailed conditions of such royalty-bearing license under ZYGO PREEXISTING PATENTS shall be discussed and agreed upon by ZYGO and CANON, including the amount of royalty, provided further that in no event such amount of the royalty shall exceed the reasonable cost of the royalty reflected on a net selling price of the TARGET PRODUCT or such product with use of the RESULTS as if ZYGO could steadily supply volume production quantities of the TARGET PRODUCT or such product with use of the RESULTS to CANON or DESIGNEES (as defined in Section 7.1 below) pursuant to Section 7.1 below. Notwithstanding anything to the contrary contained in the AGREEMENT, none of the ZYGO PREEXISTING PATENTS may be used by CANON for any purpose other than for the development and the manufacture of the TARGET PRODUCT or the DERIVATIVES, nor may any of the RESULTS or INVENTIONS be used by any other party in the development or manufacture of any product (other than a product which is used solely by CANON for internal purposes) that directly or indirectly competes with ZYGO's core business of metrology products, provided that the limitation under this Section 5.5 with respect to the Confidential Information of ZYGO shall be effective for five (5) years from the date of disclosure of the Confidential Information.

ARTICLE 7. MANUFACTURE AND SUPPLY OF THE TARGET PRODUCT

7.1 After completion of the PROJECT (completion of PHASE 2 of the PROJECT) or adoption of the PREMATURE TARGET PRODUCT and upon CANON's request, ZYGO shall manufacture and steadily supply to CANON and/or any other entities designated by CANON ("DESIGNEES") volume production quantities of whole or portion of the TARGET PRODUCT or PREMATURE TARGET PRODUCT (hereinafter individually or collectively referred to as "TARGET PRODUCT" in Articles 7 and 8). Detailed conditions of such supply shall be determined in a separate purchase agreement for the TARGET PRODUCT between ZYGO and CANON or the DESIGNEES ("PURCHASE AGREEMENT"); provided that the provision of this Article 7 shall precede the PURCHASE AGREEMENT.

7.2 So long as CANON and/or DESIGNEES purchase whole or portion of TARGET PRODUCT from ZYGO or CANON manufactures or has manufactured the TARGET PRODUCT pursuant to Sections 6.6 and 7.4 hereof, ZYGO hereby agrees not to assert or enforce against CANON, DESIGNEES, their subsidiaries or affiliates and their distributors, dealers, agents and customers any of the rights under its patents, patent applications, utility model and utility model applications and any intellectual property rights of ZYGO in any country of the world with respect to the import, use, sale, offer for

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      sale and lease of CANON's products using or containing such TARGET PRODUCT or the DERIVATIVES subject in all cases to the compliance with Section 6.6 above.

7.3 Notwithstanding anything contained herein to the contrary, ZYGO shall not sell, ship, supply or distribute to any third parties, or shall not grant to any third parties any license to sell, ship, supply or distribute (other than the DESIGNEE) the TARGET PRODUCT, any product, tools or system incorporating any portion of the TARGET PRODUCT, including those which can measure absolute calibration, which product, tools and system shall fall into the scope of the EXCLUSIVITY for CANON set forth in Section 1 of EXHIBIT B attached hereto, for a period of five (5) years after (i) CANON's determination not to enter into PHASE 2 of the PROJECT after the evaluation of the PHASE 1 DELIVERABLES as set forth in Section 2.6 above;
      (ii) termination of the PROJECT by CANON's non-acceptance of the PHASE 2 DELIVERABLES as the PHASE 2 TARGET PRODUCT on the PHASE 2 of the PROJECT as set forth in Section 2.6 above; or (iii) the successful completion of PHASE 2 of the PROJECT under Section 2.6 above. Such restriction shall not be applied to the product, tools and system which is inside the Scope of the NON-EXCLUSIVITY set forth in Section 2 of EXHIBIT B attached hereto. Consequently, either PARTY shall have the right, freely and independently of the PROJECT, to develop and manufacture by itself or jointly with others and acquire from any third party whose operations, characteristics, features or functions may be similar or identical to, or competitive with the TARGET PRODUCT subject to the terms of this AGREEMENT, including this
      Section 7.3.

7.4 In the event ZYGO cannot manufacture and steadily supply to CANON and/or DESIGNEE volume production quantities of the TARGET PRODUCT pursuant to
      Section 7.1 above, CANON shall have the right to manufacture the TARGET PRODUCT by itself or to have the TARGET PRODUCT manufactured and supplied by any third party ("THIRD PARTY MANUFACTURER") to CANON and/or DESIGNEES. In either case, ZYGO shall grant to CANON a non-exclusive, royalty-free, payment-free license to manufacture, have manufactured the TARGET PRODUCT and supply and have supplied the same by the THIRD PARTY MANUFACTURER to CANON and/or DESIGNEES, including without limitation, licenses under any and all applications for patents and utility models of ZYGO made solely by ZYGO pursuant to Section 6.2 above, and any and all patents and utility models issued on or registered from applications for such INVENTION, and any and all ZYGO's preexisting intellectual property rights applicable to the TARGET PRODUCT, and ZYGO also shall provide all necessary assistance which enables CANON to enforce its rights aforementioned. Notwithstanding the foregoing, such license with respect to the ZYGO PREEXISTING PATENTS shall be royalty-bearing and CANON agrees to pay reasonable royalty to ZYGO for the license under the ZYGO PREEXISTING PATENTS. Detailed conditions of such royalty-bearing license under ZYGO PREEXISTING PATENTS shall be discussed and agreed upon by ZYGO and CANON, including the amount of royalty; provided, however, that in no event such amount of the royalty shall exceed the reasonable cost of the royalty reflected on a net selling price of the TARGET PRODUCT as if ZYGO could steadily supply volume production quantities of the TARGET PRODUCT to CANON or DESIGNEES pursuant to Section 7.1 above.

7.5 In the event CANON determines to enforce its rights to have the TARGET PRODUCT manufactured and supplied by the THIRD PARTY MANUFACTURER to CANON and/or DESIGNEE pursuant to Section 7.4 above, CANON may disclose Confidential Information through a confidentiality agreement to the extent it is necessary to manufacture the TARGET PRODUCT or the DERIVATIVES. That terms and conditions of the confidentiality agreement should be reasonably acceptable to ZYGO.

ARTICLE 8. INTELLECTUAL PROPERTY INDEMNITY

8.1 ZYGO hereby represents and warrants, to its knowledge, that the RESULTS and the TARGET PRODUCT and the use thereof, in whole or in part, does not constitute infringement or misappropriation of any patent, copyright, trade secret or other intellectual property of any third party. This representation by ZYGO does not extend to the use or incorporation solely of any Confidential Information of CANON or a portion of RESULTS provided by CANON. Notwithstanding the foregoing, ZYGO's representation will be limited to the case were such infringement or misappropriation is judicially determined, if both PARTIES cannot agree, to relate solely and directly to the use and application of the intellectual property developed by ZYGO specifically in connection with and for use in the PROJECT. This representation shall not extend to modifications, additions or alterations to the TARGET PRODUCT made by CANON or other third parties.

8.2 In the event that any claim, action, suit or proceeding is brought by any third party in any country of the world against CANON, any of its subsidiaries or affiliates, or against any distributor, dealer, agent or customer of any of them, DESIGNEES, or THIRD PARTY MANUFACTURER (each referred to as an "INDEMNIFIED PARTY"), alleging that the RESULTS, TARGET PRODUCT or any derivative product manufactured with use of the RESULTS, or the use thereof, in whole or in part, constitute at least a part of infringement or misappropriation of any patent, copyright, trade secret or other intellectual property of such party, ZYGO shall hold the INDEMNIFIED PARTY harmless and shall, at its own expense, defend or settle such claim, action, suit or proceeding. ZYGO shall pay for all losses, damages and all reasonable expenses and costs, including attorney fees and royalties, incurred by the INDEMNIFIED PARTY relating to such claim, action, suit or proceeding, provided that CANON:

      (a) notifies ZYGO in writing of any such claim, action, suit or proceeding after CANON itself received written notice of it;

      (b)   reasonably cooperates in the defense thereof at ZYGO's expense; and

      (c) authorizes ZYGO to defend against or settle such claim, action, suit or proceeding on behalf of CANON or on behalf of INDEMNIFIED PARTY to the extent that CANON has the right to grant such authorization.

      Notwithstanding the foregoing, ZYGO's indemnification will be limited to the case were such infringement or misappropriation is judicially determined, if both PARTIES cannot agree, to relate solely and directly to the use and application of the intellectual property developed by ZYGO specifically in connection with and for use in the PROJECT. This liability shall not extend to modifications, additions or alterations to TARGET PRODUCT made by CANON or other third parties.

8.3 Notwithstanding the foregoing, in the event CANON desires, CANON may defend and settle the claim, action, suit or proceeding as set forth in
      Section 8.2 above, receiving full authority therefor from ZYGO, or may participate in the defense and/or settlement thereof to whatever extent CANON desires, including controlling said defense and/or settlement. In any case, all expenses for such defense and/or settlement shall be borne by ZYGO; provided, however, that CANON agrees to discuss with ZYGO and obtain ZYGO's consent, before taking any decisive action on material issues of the defense and/or settlement. If said defense and/or settlement is conducted by CANON, ZYGO shall assist CANON at ZYGO's expense upon CANON's request.

8.4 If any of the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, are or, in the opinion of ZYGO or CANON, may become the subject of any claim, action, suit or proceeding for constituting at least a part of infringement or misappropriation of, or if it is judicially determined that the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, constitute at least a part of infringement or misappropriation of, any patent, copyright, trade secret or other intellectual property of a third party, or if the use of the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, is as a result enjoined, then, ZYGO shall perform either of the following:

      (a) procure for INDEMNIFIED PARTY the right under such patent, copyright, trade secret or other intellectual property right to continue to use or sell or otherwise dispose of the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS; or

      (b) alter, change or modify the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS so as not to infringe such third party's intellectual property, or replace the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS with non-infringing alternatives, while conforming, as closely as possible, to the FINAL SPECIFICATIONS.

      The foregoing remedial actions shall not relieve ZYGO from its obligations under Section 8.2 hereof.

8.5 The provisions of this Article 8 shall supersede any contradicting provisions provided in the PURCHASE AGREEMENT.

ARTICLE 9. NO LICENSE AND RIGHTS

      Except as expressly provided herein, no license or right, express or implied, is hereby conveyed or granted by either PARTY to the other PARTY under any patents, utility models, design patents, design registrations, copyrights, mask works and trademarks.

ARTICLE 10. TERM AND TERMINATION

10.1 This AGREEMENT shall become effective on the EFFECTIVE DATE and continue to be effective until the date of completion of the PROJECT as set forth in Sections 2.6 and 2.7 above unless earlier terminated pursuant to
      Section 10.2, 10.3 or 10.4 below.

10.2 In the event CANON determines DELIVERABLES of ZYGO under PHASE 1 of the PROJECT does not meet the SPECIFICATIONS provided from CANON, CANON shall have the right to terminate this AGREEMENT upon written notice to ZYGO.

10.3 In the event that either PARTY materially breaches any of its obligations hereunder, the other PARTY shall have the right to terminate this AGREEMENT by giving a written notice thereof to be effective thirty (30) days after the receipt of such notice, unless such breaching PARTY cures such breach within thirty (30) days of the receipt of such notice. In the event that such breaching PARTY cures such breach within such thirty (30) day period, there shall be no termination.

10.4 In the event either PARTY becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of such PARTY's assets, the other PARTY may terminate this AGREEMENT immediately by giving written notice thereof to such PARTY.

10.5 Notwithstanding anything contained herein to the contrary, Sections 4.3 and Articles 5 through 8 shall survive any termination or expiration of this AGREEMENT.

ARTICLE 11. MISCELLANEOUS

11.1 Each PARTY shall comply with all applicable export control laws and regulations. In the event that the export of any commodity, software, technical data or information by ZYGO to CANON hereunder requires a license set forth in the US Export Administration Regulations, as amended ("EAR"), ZYGO shall take all necessary steps to obtain such a license and shall promptly notify CANON thereof. In the event that the export of any commodity, software, technical data or information by ZYGO to CANON hereunder requires a written assurance set forth in the EAR, ZYGO shall request CANON to issue such written assurance, providing CANON with sufficient information therefor. Upon CANON's request, ZYGO shall furnish CANON with all necessary assistance, information and documentation, including without limitation ECCN (Export Control Classification Number) on the Commerce Control List.

11.2 No amendment or change hereof or addition hereto shall be effective or binding on the PARTIES unless set forth in writing and executed by a duly authorized representative of each of the PARTIES.

11.3 Neither PARTY may assign this AGREEMENT and any of its rights or under this AGREEMENT without the prior written consent of the other PARTY, and purported assignment without such consent shall have no force or effect. Subject to the foregoing, this AGREEMENT shall bind and inure to the benefit of the respective PARTIES and their successors and assigns.

11.4 In the event that any of the provision of this AGREEMENT shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions of this AGREEMENT shall remain in full force and effect. The PARTIES shall then endeavor to replace such invalid or unenforceable provision with a clause which is the closest to the contents of such invalid or unenforceable provision.

11.5 No delay or omission in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

11.6 Neither PARTY shall be liable to the other PARTY for any failure or delay in the performance of any of its obligations under this AGREEMENT for the period and to the extent such failure or delay is caused by riots, civil commotion, wars, hostilities, actions of any government, Act of God, earthquakes, floods, storms, fires, accidents, explosions, epidemics, acts of public enemy, invasion, strikes, labor disputes, lockouts or other similar or different contingencies beyond the reasonable control of the respective PARTY. The PARTY affected shall notify the other PARTY in writing of the circumstances of force majeure as soon as possible.

11.7 Headings to Articles hereof are to facilitate reference only, do not form a part thereof, and shall not in any way affect the interpretation or construction hereof.

11.8 Neither PARTY shall be deemed to be an agent of the other PARTY as a result of or in any transaction under or relating to this AGREEMENT, and neither PARTY shall in any way pledge the other PARTY's credit or incur any obligation in or on behalf of such PARTY.

11.9 Any notice which either PARTY desires or is obligated to give to the other PARTY hereunder shall be in writing and sent by registered air mail or courier, postage prepaid and addressed to the last known address of such PARTY which the notice is intended. As of the date hereof, any notice to be given to ZYGO shall be addressed to:

          Zygo Corporation:
          21 Laurel Brook Road
          Middlefield, Connecticut 06455-0448, U.S.A
          Attention:  Bruce Robinson
                      President and CEO
                      Facsimile Number: +1-860-347-8372

      As of the date hereof, any notice to be given to CANON shall be addressed to:

            Canon Inc.
            30-2, Shimomaruko 3-chome
            Ohta-ku, Tokyo 146-8501, Japan
            Attention: For any provision of this AGREEMENT:
                             Senior General Manager
                             Contracts and Licensing Center
                             Corporate Intellectual Property and
                             Legal Headquarters
                             Facsimile Number: +81-3-3758-8163

                       For all other matters:
                             Masao Kosugi
                             Senior General Manager
                             Semiconductor Production Equipment Group
                             Optical Products Operations
                             Facsimile Number: +81-28-670-5301

      Except as otherwise expressly provided herein, notice shall be deemed to have been received on the date when actually received by the receiving PARTY. Notice hereunder may be given via facsimile; provided, however, that such notice shall be promptly confirmed in writing and sent to the receiving PARTY in accordance with procedures set forth above in this
      Section 11.9.

11.10 This AGREEMENT constitutes the entire agreement and understanding between the PARTIES on the subject matter hereof, and supersedes and replaces all prior written or oral discussions and negotiations between the PARTIES regarding such subject matter, including NON-DISCLOSURE AGREEMENT as of June 6, 2001 between the PARTIES. Neither PARTY shall be bound by any conditions, definitions, warranties and representations, other than as expressly provided in this AGREEMENT.

11.11 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN THE EVENT OF TERMINATION, BREACH, REPUDIATION OR OTHER EVENT, UNDER ANY THEORY OF LIABILITY, WHETHER BASED ON TORT, CONTRACT OR OTHER CAUSE OF ACTION, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed in duplicate originals by their duly authorized representatives as of the date first above written.

CANON INC.                                        ZYGO CORPORATION

BY:  /s/ AKIRA TAJIMA                             BY:  /s/ BRUCE ROBINSON
   --------------------------                        ---------------------------
         Akira Tajima                                      Bruce Robinson

TITLE:  Group Executive                           TITLE:  President and CEO
        Optical Products Operations                       ----------------------
        ---------------------------

DATE:  September 11, 2002                         DATE:  September 11, 2002
       ----------------------------                      -----------------------